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                           FIRST AMERICAN FUNDS, INC.
                                800 Nicollet Mall
                              Minneapolis, MN 55402

                              TREASURY RESERVE FUND

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 16, 2005

         The undersigned appoints Charles D. Gariboldi, Kathleen L. Prudhomme, and Jeffery M. Wilson, or any one of them, as proxies of the undersigned, with full power of substitution, to cast all eligible votes held by the undersigned in the Treasury Reserve Fund series of First American Funds, Inc. ("FAF") at a Special Meeting of Shareholders, to be held in Training Room A on the third floor at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on August 16, 2005, at 10:00 a.m., Central Time, and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement is hereby acknowledged.

         There are three ways to vote your Proxy. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-[INSERT]

         Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central Time on August 15, 2005. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET - [HTTP://WWW.PROXYVOTE.COM]

         Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central Time on August 15, 2005. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

         Mark, sign and date your proxy card and promptly return it in the postage-paid envelope we've provided or return it to PROXY SERVICES, P.O. BOX 9123, HINGHAM, MA 02043.

         NOTE: IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

         THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTERS SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF TREASURY RESERVE FUND. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

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1.       APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION FOR TREASURY RESERVE
         FUND, PROVIDING FOR REORGANIZATION OF THAT FUND INTO THE TREASURY OBLIGATIONS FUND SERIES OF FAF, INCLUDING THE AMENDMENT TO FAF'S AMENDED AND RESTATED ARTICLES OF INCORPORATION NECESSARY TO EFFECT THE
         REORGANIZATION:

         [ ]      FOR              [ ]       AGAINST          [ ]       ABSTAIN

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.



                                         ---------------------------------------
                                         Signature(s) (Title(s), if applicable)


                                         Date:  _________________________, 2005